Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory
contracts


Nuveen Connecticut Dividend
Advantage Municipal Fund 2
333-82216
811-21033


We hereby incorporate by reference the form of the new Investment Management Agreement filed in Proxy materials in the SEC filing on August
22, 2007, under Conformed Submission Type DEF
14A, accession number 0000950137-07-012796.